Exhibit 23.1

Medina, Zaldívar, Paredes & Asociados Sociedad Civil de Responsabilidad Limitada Av. Víctor Andrés Belaúnde 171 San Isidro - Lima 27, Perú Telf: +51 1 411 4444 Fax: +51 1 411 4445 www.ey.com

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 25, 2011, in the Registration Statement (Form F-1) related Prospectus of CEMENTOS PACASMAYO S.A.A. dated January 6, 2012.

Lima, Perú

January 5, 2012

MEDINA, ZALDIVAR, PAREDES & ASOCIADOS

(Member firm of Ernst & Young Global)

/S/Victor Burga
Partner
C.P.C.C. Register No.14859